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                                                                    EXHIBIT 99.1

                                     FORM OF

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

      This Subscription and Registration Rights Agreement (this "Agreement"), made as of the date set forth below by and between Carrizo Oil & Gas, Inc. (the "Company") and the undersigned (the "Subscriber" and, together with the other subscribers for Shares (as defined below), the "Subscribers") is intended to set forth certain representations, covenants and agreements between the Company and the Subscriber with respect to the offering (the "Offering") for sale by the Company of up to 1,200,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), as described in the Company's Confidential Private Placement Memorandum dated June 7, 2005, as supplemented (the "Memorandum"), a copy of which has been delivered to the Subscriber. The Shares are being offered by the Company through Hibernia Southcoast Capital, Inc., as the Company's managing placement agent (the "Placement Agent").

      1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth under the Subscriber's name on the signature page hereto at a purchase price of $15.25 per share (the "Offering Price"), and the Company agrees to sell such Shares to the Subscriber at the Offering Price, subject to the Company's right to sell to the Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

      2. Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Shares. The Subscriber understands, acknowledges and agrees that this subscription is made subject to the following terms and conditions:

            (a) The Subscriber understands that separate subscription agreements may be executed with other Subscribers for any remaining Shares to be sold in the Offering;

            (b) The Subscriber must be an institution that is (i) currently a security holder of the Company and (ii) an "accredited investor" as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

            (c) Contemporaneously with the completion, execution and delivery of this Agreement, the Subscriber shall complete, execute and deliver, in accordance with the instructions set forth on Exhibit A attached hereto, the Certificate of Accredited Investor Status attached hereto as Exhibit
      B. Contemporaneously with or prior to Closing (as defined below), the Subscriber shall wire to the Company to hold in a separate, non-interest-bearing account, immediately available United States funds in the amount equal to the Offering Price multiplied by the number of Shares for which the Subscriber has subscribed (the "Subscription Amount") in accordance with the instructions set forth on Exhibit A attached hereto;

            (d) The Company is offering for sale up to 1,200,000 Shares at the Offering Price, for an aggregate price of the Offering of up to $15.25;

            (e) The Subscriber shall have the right to cancel the Subscriber's subscription and
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      withdraw the proceeds representing the Subscription Amount at any time during the Offering if the Closing shall not have occurred prior to June 15, 2005;

            (f) The subscription for Shares shall be deemed to be accepted only when this Agreement has been signed by an authorized executive officer of the Company, on behalf of the Company. The deposit of the Subscription Amount for clearance will not be deemed an acceptance of this Agreement;

            (g) The Subscriber understands and acknowledges that (i) the Company has the unconditional right, exercisable in its sole and absolute discretion, to accept or reject the subscriber's subscription for Shares, in whole or in part, (ii) subscriptions need not be accepted by the Company in the order received by the Company, (iii) all subscriptions are subject to prior sale, withdrawal, modification or cancellation of the Offering by the Company, (iv) no subscription shall be valid unless and until accepted by the Company, (v) the Subscriber's subscription for Shares shall be deemed to be accepted by the Company only when this Agreement is signed by an authorized executive officer of the Company, on behalf of the Company, (vi) the Company shall have the right to allocate Shares among the Subscribers in any manner it may desire; provided, however, that no Subscriber shall be obligated to purchase more than the number of Shares set forth under its name on the signature page hereto without its prior written consent, and (vii) notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue Shares to any person to whom the issuance of Shares would constitute a violation of the Securities Act or any state securities laws;

            (h) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if the Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

            (i) Certificates representing the Shares purchased will be issued in the name of each Subscriber as soon as reasonably practicable on or after Closing as set forth under Section 3 hereof;

            (j) The Offering is being conducted on a "best efforts" basis, and the Company is not required to accept any minimum aggregate amount of subscriptions before conducting a Closing; and

            (k) The representations and warranties of the Company and the Subscriber set forth herein shall be true and correct as of the date that the Company accepts this subscription.

      3. Terms of Subscription.

            (a) The subscription period will begin as of June 7, 2005 and will terminate at 11:59 p.m. Eastern Time on June 20, 2005, unless extended by the Company, on one or more occasions for up to an additional 60 days (the "Termination Date"), which extension may be effected without notice to the Subscribers. The purchase and sale of the Shares (the "Closing") shall occur as soon as practicable after the execution of this Agreement by the Company and each of the Subscribers in the Offering at a time (the "Closing Date") and location agreed upon by the Company and the Placement Agent. As soon as reasonably

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      practicable on or after the Closing Date, the Company will deliver or cause to be delivered, one or more physical certificates representing the Shares purchased by each Subscriber.

            (b) In consideration of the Placement Agent's services rendered to the Company as its managing placement agent in connection with the Offering, the Company will pay the Placement Agent a fee equal to five percent (5%) of the gross proceeds received by the Company in connection with the sale of Shares in the Offering. The Subscriber understands that the Company will also pay all of the Placement Agent's expenses in connection with the Offering as previously agreed upon by the Company and the Placement Agent.

      4. Registration Rights.

            (a) Within 30 days after the Closing Date, or within such 30-day period as extended by such additional number of days as are attributable to any delay caused by any act or failure to act by any of the Subscribers or their counsel, the Company shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), a registration statement (the "Registration Statement") and such other documents as may be necessary or appropriate in the opinion of counsel for the Company and shall use its commercially reasonable efforts to have such Registration Statement declared effective as soon as practicable after the filing date in order to comply with the provisions of the Securities Act, so as to permit the registered resale or other disposition of the Shares for a period of two (2) years following the Closing Date by each and every holder of Shares sold in the Offering except for those holders who designate on the signature page hereto that they do not wish to have their Shares included in the Registration Statement. The Shares that are registered for resale under such Registration Statement are referred to herein as the "Offering Shares," and the Subscribers who are eligible to sell their Shares under such Registration Statement, together with their respective affiliates, are hereafter referred to as "Offering Holders." The Company will include in such Registration Statement (i) the information required under the Securities Act to be so included concerning the Offering Holders, as provided by the Offering Holders on the signature pages to this Agreement and the other Subscription and Registration Rights Agreements entered into in connection with the Offering, including the information specified by Items 507 and 508 of Regulation S-K under the Securities Act and any changes in such information that may be provided by the Offering Holders in writing to the Company from time to time, and (ii) a section entitled "Plan of Distribution," substantially in the form of Exhibit C attached hereto (with such changes thereto as may be required by the SEC or otherwise as may be required to comply with applicable law or regulation), that describes the various procedures that may be used by the Offering Holders in the sale of Offering Shares.

            (b) In the event that the Company does not file a Registration Statement to register the Offering Shares with the SEC within thirty (30) days following the closing of the Offering, or within such 30-day period as extended by such additional number of days as are attributable to any delay caused by any act or failure to act by any of the Subscribers or their counsel, the Company will be required to pay liquidated damages to each Offering Holder equal to one percent (1%) of such Offering Holder's purchase price ($15.25 per Share) for the Offering Shares, and an additional one percent (1%) of such Offering Holding's purchase price ($15.25 per Share) for the Offering Shares for each additional 30-day period during

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      which such Registration Statement is not filed.

            (c) Notwithstanding the foregoing provisions of this Section 4, the Company may voluntarily suspend the effectiveness of any such Registration Statement for a limited time or may otherwise require the discontinuance of offers and transfers under the Registration Statement, which in no event shall be longer than 30 days in any three-month period and no longer than 60 days in any twelve month period, if (i) the Company has been advised by counsel or underwriters to the Company that the offering of any Offering Shares pursuant to the Registration Statement would materially adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, a reorganization, recapitalization, merger, consolidation, or other transaction involving the Company or (ii) any event occurs that would cause any such Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Registration Statement is required to be effective and usable (in either case, a "Suspension"). The Company shall be deemed to be in breach of this Agreement if it shall require any Suspension in excess of the time periods set forth above. The Company shall notify all Offering Holders of any Suspension and, upon receipt of such notice, each such Offering Holder will discontinue any offers or transfers sales of Offering Shares pursuant to the Registration Statement until such Offering Holder has received copies of a supplemented or amended prospectus or until such Offering Holder is advised in writing by the Company that the then current prospectus may be used. In the event of a Suspension as described in clause (ii) above, the Company shall promptly notify the Offering Holders to that effect and, if requested, the Offering Holders shall immediately cease making offers or transfers of Offering Shares and return all prospectuses to the Company. The Company shall promptly file a supplement or an amendment to the Registration Statement or a document incorporated by reference into the Registration Statement to correct such misstatement or omission and use its commercially reasonable efforts to cause any such amendment to be declared effective as soon as practicable thereafter. The Company shall promptly provide the Offering Holders with revised prospectuses and, following receipt of the revised prospectuses, the Offering Holders shall be free to resume making offers of the Offering Shares. Notwithstanding any provision contained herein to the contrary, the Company's obligation to include, or continue to include, Offering Shares in the Registration Statement under this Section 4 shall terminate to the extent such Offering Shares are eligible for resale under Rule 144(k) promulgated under the Securities Act.

            (d) If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of the Offering Shares under the Securities Act for the account of an Offering Holder, the Company will, in addition, as promptly as practicable:

                  (i) use commercially reasonable efforts to prepare and file with the SEC, promptly upon the reasonable request of any Subscriber, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such Registration Statement; and

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                  (ii) furnish to each Offering Holder such numbers of copies of a prospectus, complying with the requirements of the Securities Act, and such other documents as such Offering Holder may reasonably request in order to facilitate the public sale or other disposition of the Offering Shares owned by such Offering Holder, but such Offering Holder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by the Company, which approval will not be unreasonably withheld.

            (e) At any time when a prospectus relating to the Offering is required to be delivered under the Securities Act:

                  (i) the Company will notify the Offering Holder, upon the
            awareness of an executive officer of the Company, if the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of such notice, the Offering Holders will make no further sales or other dispositions, or offers therefor, of Offering Shares under the Registration Statement until they receive from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act or until the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which filing shall be made as promptly as reasonably practicable; and

                  (ii) the Subscriber will notify the Company of the happening of any event relating to the Subscriber as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the Subscriber shall promptly make available to the Company information necessary to enable the Company to prepare a new, amended or supplemented prospectus or to file an appropriate report with the SEC pursuant to the Exchange Act which preparation or filing shall be made as soon as reasonably practicable.

            (f) The Subscriber agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (g) The Subscriber acknowledges and agrees that in the event of sales under a Registration Statement pursuant to this Agreement, the Offering Shares sold pursuant to such Registration Statement are not transferable on the books of the Company unless the share certificate submitted to the transfer agent evidencing such Offering Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Offering Shares have been sold in accordance with such Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

            (h) The Subscriber acknowledges and agrees that it will keep confidential all nonpublic information it receives in connection with this Agreement and that such information be neither used for the Subscriber's personal benefit (other than in connection

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      with the subscription) nor disclosed to any third party for any reason.
      This shall include, without limitation, the receipt of any notice of any suspension of the offering and sale of the Offering Shares pursuant to the provisions of Section 4(c) hereof in the event the Company notifies the Subscriber that such notice constitutes material nonpublic information; provided, however, that the number of days during which the Subscriber must keep confidential such information or any other information it receives from the Company in connection with this Agreement that the Company designates as material nonpublic information shall be counted toward the satisfaction of the 30- and 60-day periods of voluntary suspension set forth in Section 4(c) (with any such days prior to the date of effectiveness of the Registration Statement being counted toward the satisfaction of the voluntary suspension periods during the first 30 days or 12 months, as the case may be, following effectiveness). This Section 4(h) shall not apply to any information that is or becomes publicly available through no fault of the Subscriber or that the Subscriber is legally required to disclose by a governmental entity or other third party; provided, however, that if the Subscriber is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall cooperate with the Company and provide the Company with prompt notice of any such request or order, unless the Subscriber is legally prohibited from providing such notice, in time sufficient to enable the Company to seek an appropriate protective order. The Company acknowledges and agrees that upon and at the time of the filing of the Form 8-K described in Section 5(v), the Subscriber shall not be in possession of any material nonpublic information related to this Agreement.

            (i) Except as provided below in this Section 4, the expenses incurred by the Company in connection with action taken by the Company to comply with this Section 4, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, consultant and expert fees, premiums for liability insurance, if the Company chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with any state securities laws, shall be paid by the Company; provided, however, that each Offering Holder shall bear its own selling expenses, brokerage fees, commissions and similar payments and transfer taxes attributable to the Offering Shares being sold by such Offering Holder and shall bear fees and expenses of its own counsel and other advisors, if any.

            (j) In the event of any registration of Shares pursuant to this
      Section 4, the Company will, to the maximum extent permitted by law, indemnify and hold harmless each Offering Holder and each person, if any, who controls an Offering Holder within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties") against any losses, claims, damages, or liabilities, joint or several, to which any of such Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement of any material fact contained in the registration statement, any prospectus contained therein, or any amendment or supplement thereof, or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Indemnified Parties for any reasonable legal or other expenses they incur in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be

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      liable to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made in conformance with information that has been furnished in writing by such indemnified party in accordance with Section 5(l) hereof; and, provided further, that the Company shall not be required to provide such indemnification if such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any final prospectus and if, in respect to such statement, alleged statement, omission or alleged omission, a more current prospectus corrected such statement or omission and was delivered to the Offering Holder and a copy of such more current prospectus had not been sent or given at or prior to the confirmation of the sale with respect to which such loss, claim, damage, expense or liability relates. The indemnification provided for herein shall be applicable, regardless of whether any such losses, claims, damages, or liabilities result solely or in part from the active, passive or concurrent negligence or strict liability of the indemnitee.

            (k) In the event of any registration of Shares pursuant to this
      Section 4, the Subscriber will, to the maximum extent permitted by law, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Securities Act (collectively, the "Indemnified Persons"), against any loss, claim, damage or liability of which the Company or any such Indemnified Person may be or become subject under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement of any material fact contained in the Registration Statement, such prospectus, or amendment or supplement thereof, or arises out of or is based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or is based on any failure by the Subscriber to comply with the covenants or agreements contained in this Agreement with respect to Offering Shares, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information that has been furnished in writing by such Subscriber in accordance with Section 5(l) hereof and will reimburse the Company and each such officer, director and controlling person for any reasonable legal or other expenses they incur in connection with investigating or defending against any such loss, claim, damage, liability or action. The indemnification provided for herein shall be applicable, regardless of whether any such losses, claims, damages, or liabilities result solely or in part from the active, passive or concurrent negligence or strict liability of the indemnitee.

            (l) Promptly after receipt by an indemnified party as described in
      Section 4(j) or 4(k) hereof of notice of the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant thereto, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to any extent to which the indemnifying party is actually prejudiced thereby. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such

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      indemnified party. An indemnified party shall not be liable for any settlement of an action or claim effected without its written consent (which shall not be unreasonably withheld or delayed). An indemnifying party who is entitled to, or elects to, assume the defense of a claim shall have the right to employ its counsel in such claim or action, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim that makes the representation by such counsel inappropriate, in which case the indemnifying party shall select separate counsel for such indemnified party reasonably acceptable to such indemnified party; provided, however, that the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (other than local counsel as reasonably required) for all parties indemnified by such indemnifying party with respect to such claim.

            (m) If the indemnification provided for in Section 4(j) or Section 4(k) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and all shareholders offering securities via the Registration Statement (the "Selling Shareholders"), on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 4(m) were based solely on the number of entities from whom contribution was requested or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 4(m). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to above in this Section 4(m) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 4(l) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (n) Notwithstanding any other provision of this Agreement, the liability of the Subscriber for indemnification or contribution under this Agreement shall not exceed an amount equal to the number of Shares sold by the Subscriber under the Registration Statement multiplied by the net amount per Share received in such sale(s). The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

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            (o) The Company agrees to file, within the time period provided by applicable rules of the NASDAQ Stock Market, a notification form relating to the listing the Shares on that market.

            (p) The Subscriber acknowledges that the Company is a party to (a) that certain Registration Rights Agreement dated as of December 15, 1999 with the purchasers named therein, (b) that certain Amended and Restated Registration Rights Agreement dated as of December 15, 1999 with the purchasers named therein, (c) that certain Registration Rights Agreement dated as of February 20, 2002 with the purchasers named therein and (d) that certain Registration Rights Agreement dated as of April 18, 2005 between the Company and Panamerican Operating, Inc. (the purchasers named in these four agreements, collectively, the "Prior Purchasers") pursuant to which the Company has granted the Prior Purchasers certain registration rights and agreed upon specified restrictions to the Company's grant of registration rights to subsequent shareholders. The Subscriber also acknowledges that the Company may grant purchasers ("Future Purchasers") in a subsequent offering of additional shares of Common Stock certain registration rights prior to the filing of the Registration Statement. The Subscriber acknowledges and agrees that the Company may include the registrable securities of such Prior Purchasers and Future Purchasers and shares to be sold be the Company in the Registration Statement required by this Section 4 and that no Subscriber shall have the right to include its Offering Shares in any registration or underwriting initiated by the Prior Purchasers or, except as specifically contemplated by Section 4(a) hereof, by the Company.

            (q) The Company agrees to use its reasonable best efforts, upon resale of the Offering Shares ("Resold Shares") by an Offering Holder pursuant to an effective Registration Statement, to deliver to such Offering Holder a certificate evidencing such Resold Shares free of any restrictive legends or to provide required letters of instruction within three business days of the Company's receipt from the Offering Holder of notice of such resale; provided, that no such delivery relating to Resold Shares shall be required until the Company has received from the Offering Holder any reasonably required legal opinion, transfer taxes, if any, or any other such documentation.

      5. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to, and covenants and agrees with, each of the Company and the Placement Agent as follows:

            (a) The Subscriber is acquiring the Shares for its own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable state securities laws.

            (b) The Subscriber understands that:

                  (i) the Shares (A) have not been registered under the
            Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to

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            private offerings;

                  (ii) the Subscriber must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom;

                  (iii) such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein;

                  (iv) any transfer of participations in the Shares or any
            arrangement for an economic interest in the Shares to be held or owned by anyone other than the Subscriber will constitute a violation of this representation and will be null and void; and

                  (v) the Company is not assuming any obligation to repurchase or, except as expressly set forth herein, to register the transfer of any portion of the Shares under the Securities Act or under any state securities law;

            (c) The Subscriber acknowledges that the certificates representing the Shares acquired by the Subscriber shall bear a restrictive legend substantially as follows and agrees to comply with the terms of the restrictive legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS
            (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION. ADDITIONALLY, THE TRANSFER OF SUCH SHARES IS SUBJECT TO COMPLIANCE WITH THE TERMS OF AN AGREEMENT WITH THE COMPANY DATED JUNE 7, 2005, AND NO TRANSFER OF SUCH SHARES WILL BE VALID WITHOUT SUCH COMPLIANCE. A COPY OF SUCH AGREEMENT WILL BE PROVIDED BY THE COMPANY UPON REQUEST."

            (d) The Subscriber will not sell or transfer the Shares unless:

                  (i) there is then in effect a Registration Statement under the
            Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (ii) it shall have notified the Company of the proposed
            disposition and shall have furnished the Company with an opinion of counsel, which opinion and counsel both are reasonably satisfactory to the Company, that such disposition is exempt from registration of such shares under the Securities Act or any applicable state, foreign or other securities laws.

            (e) The Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Subscriber's interest in connection with the acquisition of the Shares. The Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that the Subscriber could lose the Subscriber's entire investment in the Shares. Further, the Subscriber has carefully read and considered the matters set forth under the section entitled "Risk Factors" in the Memorandum and has taken full cognizance of and understands all of the risks related to the purchase of the Shares. To the extent deemed necessary by the Subscriber, the Subscriber has retained, at its own expense, and relied on, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares. The Subscriber has the ability to bear the economic risks of the Subscriber's investment in the Company, including a complete loss of the investment, and the Subscriber has no need for liquidity in such investment, which investment is not disproportionate to the Subscriber's net worth.

            (f) The Subscriber has been furnished by the Company all information (or has been provided by the Company access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares which the Subscriber has requested or otherwise needs to evaluate the investment in the Company.

            (g) The Subscriber is in receipt of and has carefully read and understands the following items:

                  (i) Annual Report on Form 10-K for the fiscal year ended
            December 31, 2004, filed by the Company with the SEC on March 31, 2005, as amended by that certain Form 10-K/A filed by the Company with the SEC on May 2, 2005;

                  (ii) Definitive Proxy Statement on Schedule 14A filed by the
            Company with the SEC on April 19, 2005;

                  (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed by the Company with the SEC on May 10, 2005;

                  (iv) Current Reports on Form 8-K filed by the Company with the
            SEC on April 22, 2005, April 28, 2005, May 3, 2005 and June 3, 2005;
            and

                  (v) Confidential Private Placement Memorandum, dated June 7,
            2005, the supplement thereto and the items attached thereto (the Memorandum, collectively with Attachments (A) through (E) thereto and together with all exhibits with those Attachments and incorporated by reference therein, the "Disclosure Documents").

            (h) In making the proposed investment decision, the Subscriber is relying solely on investigations made by the Subscriber and the Subscriber's representatives, if any, and not on the Company, the Placement Agent or their respective counsel for an evaluation of the investment, tax and legal merits and consequences of purchasing and owning the Shares. The Subscriber acknowledges that the documents and other information listed in Section 5(g) hereof are the only information provided to the Subscriber by the Company or the Placement Agents and that the Subscriber is not relying on any other information in making the proposed investment decision. The offer to sell the Shares was communicated to the Subscriber in such a manner that the Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction.

            (i) No securities were offered or sold to the Subscriber by means of any form of general solicitation or general advertising contemplated by Rule 502(c) under the Securities Act including, but not limited to, any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general public advertising or solicitation. Without limiting the generality of the foregoing, the Subscriber confirms that it has a prior substantive relationship with either the Company or the Placement Agent that preexists the transactions contemplated hereby. No presentation or meeting at any investor conference or similar activity constituted a general solicitation as to the offering of common stock to Subscribers or played a role in Subscriber's investment in the Shares.

            (j) The Subscriber acknowledges that statements the Company has made in the Disclosure Documents and other information the Subscriber has received, if any, including oral statements, include forward-looking statements about the Company's future business operations, financial projections and other matters. Those statements speak only as of the date made, are not guarantees of future financial performance and involve known and unknown risks and other factors that could case actual results to be materially different from any future results expressed or implied by those statements.

            (k) The Subscriber acknowledges that the Subscriber has been advised that:

                  (i) The Shares offered hereby have not been approved or
            disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.

                  (ii) In making an investment decision, the Subscriber must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

                  (iii) The Shares are "Restricted Securities" within the
            meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber is aware that the Subscriber may be required to bear the financial risks of this investment for an indefinite period of time.

            (l) The Subscriber acknowledges and is aware that there has never been any representation, guarantee or warranty made by the Company or the Placement Agents or any officer, director, employee or agent or representative of the Company or the Placement Agents, expressly or by implication, as to (i) the approximate or exact length of time that the Subscriber will be required to remain an owner of the Shares; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (iii) that the limited past performance (if any) or experience on the part of the Company, or any future expectations will in any way indicate the predictable results of the ownership of the Shares or of the overall financial performance of the Company.

            (m) The Subscriber agrees to furnish the Company and the Placement Agents such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company and the Placement Agents immediately of any material change in the information provided herein that occurs prior to the Company's acceptance of this Agreement. The Subscriber agrees that if the Subscriber is an Offering Holder, it will promptly furnish to the Company such information regarding such Offering Holder, the Offering Shares and the distribution proposed by such Offering Holder as the Company may reasonably request in writing or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

            (n) The Subscriber further represents and warrants that the Subscriber is an institution that (i) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act, as further described in the Certificate of Accredited Investor Status attached hereto as Exhibit B, which shall be completed, executed and delivered by the Subscriber to the Company or the Placement Agent in accordance with the instructions set forth on Exhibit A attached hereto, (ii) is a current security holder of the Company and (iii) has a prior substantive relationship with the Company in existence prior to the date the Placement Agent or the Company first contacted the Subscriber regarding the Offering.

            (o) As of the date of this Agreement, the Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement the Subscriber and its affiliates have not entered into, any "put equivalent position" as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the Common Stock of the Company. Until the Registration Statement referred to in Section 4(a) hereof is declared effective, the Subscriber hereby agrees not to, and will cause its affiliates not to, enter into any such "put equivalent position" or short sale position (1) if that put equivalent or short sale position is covered with any of the Shares it purchases hereunder or (2) with respect to the Shares that does not comply with applicable law and regulation.

            (p) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity (an "Entity"): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold the Shares; (ii) the party signing on behalf of such Entity has all authority to make the agreements contained herein on behalf of such Entity and the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring the Shares, unless each beneficial owner of such Entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

            (q) If the Subscriber is not a United States person, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including, without limitation, (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Subscriber represents and warrants that the Subscriber's subscription and payment for, and the Subscriber's continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

            (r) If the Subscriber is a retirement plan or is investing on behalf of a retirement plan, the Subscriber acknowledges that investment in the Shares poses additional risks, including, without limitation, the inability to use losses generated by an investment in the Shares to offset taxable income.

            (s) The Subscriber represents and warrants that it is not a broker-dealer or an affiliate of a broker-dealer.

            (t) The Subscriber has not incurred and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            (u) The Subscriber makes the foregoing representations and warranties with the intent that the Company and the Placement Agent and their respective counsel and the Company's transfer agent rely upon them in determining the Subscriber's suitability as an investor and in establishing an exemption from registration under the Securities Act and state securities laws for sale of the Shares to the Subscriber and of other shares to other persons, and the Subscriber understands that any inaccuracy of any of its representations and warranties herein could affect the Company's ability to establish an exemption. The Subscriber will not take any position inconsistent with any of its representations and warranties. The Subscriber hereby agrees that such representations and warranties shall survive its purchase of the Shares. The Subscriber understands and agrees that the foregoing representations and warranties are for the benefit of the Company and the Placement Agent and may be waived by the Company in its discretion as to the Subscriber or any other subscriber for the Shares.

            (v) The Subscriber acknowledges that it previously agreed, and the Subscriber hereby agrees, to keep confidential and not trade in the Company's securities on the basis of the nonpublic information in the Confidential Private Placement Memorandum, including, but not limited to, the fact that the Company is considering transactions contemplated by this Agreement until such time as the Company shall have filed with the SEC a current report on Form 8-K relating to the Offering, which the Company covenants will occur not later than 8:00 a.m. Eastern Time on the first business day following the Closing.

      6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

            (a) Each of the Company and its subsidiaries is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would materially and adversely affect the business or financial condition, properties or operations of the Company. Each of the Company and its subsidiaries has all requisite corporate power and authority (i) to own and lease the properties and assets it currently owns and leases (if any) and it contemplates owning and leasing and (ii) to conduct its activities as such activities (if any) are currently conducted and as currently contemplated to be conducted.

            (b) The authorized capital of the Company immediately prior to the Closing will consist of: (i) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding, and (ii) 40,000,000 shares of Common Stock, 22,749,554 of which were issued and outstanding as of April 6, 2005.

            (c) The Company has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement (as described herein) by all requisite corporate action, including the authorization by the Company's Board of Directors of the issuance and sale of the Shares in accordance herewith and the execution, delivery and performance of any other agreements and instruments executed in connection herewith. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and
      (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

            (d) The Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and nonassessable shares of Common Stock of the Company, and the issuance thereof will not conflict with the Articles of Incorporation or Bylaws of the Company and will be in compliance in all material respects with all federal and state securities laws applicable to such issuance and sale.

            (e) The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of or default under, any agreement, indenture or instrument by which the Company is bound or any law, administrative rule, regulation or decree of any court or any governmental body or administrative agency applicable to the Company.

            (f) As of the date of this Agreement, the Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) The Disclosure Documents that have been filed with the SEC, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Disclosure Documents, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (h) Subsequent to the dates as of which information is given in the Disclosure Documents, except as described therein, or in any SEC filing made after the date thereof, there has not been any material adverse change with regard to the assets or properties, results of operations or financial condition of the Company.

      7. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this
Section 7 shall survive (i) the acceptance of this Agreement by the Company and
(ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber. The Subscriber acknowledges and understands the meaning and legal consequences of the representations, warranties and covenants in Section 5 hereof and that the Company and the Placement Agent have relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the Shares. The Subscriber hereby agrees to indemnify, defend and hold harmless the Company, the Placement Agent and their respective officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the Subscriber herein or the breach of any warranty or covenant herein by the Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

      8. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight carrier, charges prepaid or upon confirmation if delivered by facsimile:

            (a) if to the Company, to the following address:

                  Carrizo Oil & Gas, Inc.
                  1000 Louisiana, Suite 1500
                  Houston, Texas 77002
                  Attn:    Paul F. Boling
                           Chief Financial Officer
                  Fax:     (713) 328-1035

            (b) if to the Subscriber, to the address set forth on the signature page hereto or at such other address as any party shall have specified by notice in writing to the others.

            (c) if to the Placement Agents, to the following address:

                  Hibernia Southcoast Capital, Inc.
                  909 Poydras Street, Suite 1000
                  New Orleans, LA  70112
                  Attn:    Stanley E. Ellington, Jr.
                           Managing Director
                  Fax:     (504) 523-1925

      9. Notification of Changes. The Subscriber agrees and covenants to notify the Company and the Placement Agents immediately upon the occurrence of any event prior to the consummation of the Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of the Offering.

      10. Assignability. This Agreement and the rights granted hereunder are assignable or transferable by the Subscriber only if (i) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 50,000 Shares from the Subscriber (subject to appropriate adjustment for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like) and (iii) the Subscriber notifies the Company in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement. This Agreement and the rights granted hereunder may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

      11. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, the Placement Agents, the Subscriber and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and permitted assigns.

      12. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering or the rejection of the Subscriber's subscription in whole by the Company.

      13. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof included in Section 4 hereof other than (j) through (n) or otherwise relating to registration rights may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of a majority in interest of the aggregate of the then outstanding Offering Shares (or prior to their registration, the Shares) held by the Subscribers.

      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than the State of Texas.

      15. Severability. If any provision of this Agreement or the application thereof to the Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      16. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      18. Indemnity; Certain Remedies.

            (a) THE INDEMNIFICATION RIGHTS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WITHOUT REGARD TO THE CAUSE THEREOF INCLUDING, BUT NOT LIMITED, TO THE NEGLIGENCE OR STRICT LIABILITY OF ANY PERSON ENTITLED TO SUCH INDEMNIFICATION AND WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, ACTIVE OR PASSIVE AND SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY WITHOUT LIMIT, REGARDLESS OF ANY INVESTIGATION, INQUIRY OR EXAMINATION.

            (b) Subject to the Subscriber's right to specific performance, but otherwise notwithstanding anything to the contrary in this Agreement, the payment of cash as provided in Section 4(b) hereof shall be damages (and is not intended as a penalty) and shall be the Subscriber's sole and exclusive remedy in the event of the registration default as described in that Section 4(b); provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Subscriber shall have all other remedies available at law or in equity.

      19. Counsel. The Subscriber hereby acknowledges that the Company and its counsel, Baker Botts L.L.P., represent the interests of the Company and not those of the Subscriber in any agreement (including this Agreement) to which the Company is a party.

                           [Signature page to follow]

      IN WITNESS WHEREOF, the Subscriber has executed this Subscription and Registration Rights Agreement as of June _______, 2005.

                                   SUBSCRIBER

                                   _____________________________________________

                                   Number of Shares: ___________________________

                                   Offering Price per Share: $__________________

                                   Subscription Amount: $_______________________

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________
                                       Address: ________________________________
                                       _________________________________________
                                       _________________________________________

                                   Please designate name in which a stock
                                   certificate(s) representing Shares purchased are to be registered.

                                   _____________________________________________

                                   Please designate address for delivery of a
                                   stock certificate(s) representing Shares
                                   purchased (if different from above).
                                   _____________________________________________
                                   _____________________________________________
                                   _____________________________________________

                                   Please designate the individual to whom all correspondence concerning the Subscriber's subscription for Shares should be sent, along with such individual's requested contact information.

                                   Name: _______________________________________
                                   Address: ____________________________________
                                   Telephone: (_____) __________________________
                                   Facsimile: (_____) __________________________
                                   E-mail: _____________________________________

The name(s) of the natural person(s) who will have voting and investment power over the Shares purchased are as follows: ______________________________________

Please indicate the number of shares of the Company's Common Stock currently owned by the Subscriber in additional to those being subscribed for in this Agreement. _______________________________

      The Company hereby accepts the foregoing subscription subject to the terms and conditions hereof as of June ____________, 2005.

                                   Carrizo Oil & Gas, Inc.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                HOW TO SUBSCRIBE

      (1) If you are subscribing for the purchase of Shares, please complete, date and sign the signature page to this Subscription and Registration Rights Agreement in the applicable spaces. Please signify the amount of Shares you are purchasing by inserting such amount in the space provided for on the signature page to the Agreement.

      (2) You must be an institution that is (a) currently a security holder of the Company and (b) an accredited investor to participate in the Offering. Complete, date and sign the "Certificate of Accredited Investor Status" attached to this Agreement as Exhibit B.

      (3) Send all signed, completed documents to:

                  Carrizo Oil & Gas, Inc.
                  1000 Louisiana, Suite 1500
                  Houston, Texas 77002
                  Attn:    Paul F. Boling
                           Chief Financial Officer
                  Fax:     (713) 328-1035

      (4) Fax all completed documents to:

                  Hibernia Southcoast Capital, Inc.
                  Attn:  Stanley E. Ellington, Jr.
                  Facsimile: (504) 523-1925
                  Telephone: (504) 593-6129

      (5) Transmit funds (in an amount equal to the number of Shares you are purchasing multiplied by the Offering Price) via wire transfer to one of the following accounts:

              DOMESTIC

                      For further credit to:

              FOREIGN

                      For further credit to:

ATTENTION SUBSCRIBERS: NO SUBSCRIPTION WILL BE ACCEPTED UNLESS ALL REQUIRED DOCUMENTATION IS FULLY COMPLETED AND EXECUTED. THE COMPANY WILL RETURN ANY MATERIALS RECEIVED THAT ARE INCOMPLETE IN ANY RESPECT.

                                                                       EXHIBIT B

                    CERTIFICATE OF ACCREDITED INVESTOR STATUS
       UNDER RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OF 1933

      The undersigned represents and warrants that, as of the date of its purchase of securities of Carrizo Oil & Gas, Inc., a Texas corporation (the Company"), it is an institution that comes within one of the categories marked below, and that for any category marked, it has truthfully set forth the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information the Company deems necessary to verify the answers set forth below.

[ ]   (a)   The undersigned is a bank; a savings and loan association; a broker or dealer registered pursuant to Section 15 of the Securities
            Exchange Act of 1934; an insurance company; a registered investment company; a registered business development company; a licensed small business investment company; a plan established by a state or political subdivision for the benefit of its employees that has assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title 1 of ERISA for which the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor or it is an employee benefit plan having total assets in excess of $5,000,000 or if it is a self directed plan, the investment decision is made solely by persons that are accredited investors.

            ____________________________________________________________________

            ____________________________________________________________________
            (describe entity)

[ ]   (b)   The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

            ____________________________________________________________________

            ____________________________________________________________________
            (describe entity)

[ ]   (c)   The undersigned is a corporation, partnership or non-profit organization within the meaning of Section 501(c)(3) of the Internal
            Revenue Code, in each case not formed for the specific purpose of acquiring the securities offered by the Company and with total assets in excess of $5,000,000.

            ____________________________________________________________________

            ____________________________________________________________________
            (describe entity)

[ ]   (d)   The undersigned is a trust with total assets in excess of
            $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company, whose purchase is directed by a "sophisticated person" as defined in Rule 506(b)(2)(ii) of Regulation D under the Securities Act of 1933.

            ____________________________________________________________________

            ____________________________________________________________________
            (describe entity)

[ ]   (e)   The undersigned is an entity in which all of the equity owners are accredited investors.

            ____________________________________________________________________

            ____________________________________________________________________
            (describe entity)

THE UNDERSIGNED UNDERSTANDS THE SIGNIFICANCE TO THE COMPANY AND THE PLACEMENT AGENT OF THE FOREGOING REPRESENTATIONS, AND THE UNDERSIGNED MAKES THESE REPRESENTATIONS WITH THE INTENTION THAT THE COMPANY AND THE PLACEMENT AGENT WILL RELY ON THEM.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of __________, 2005.

                                              By: ______________________________
                                                  Name:
                                                  Title:
                                                  Address:

                                                                       EXHIBIT C

                              PLAN OF DISTRIBUTION

      As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the shares by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

   - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

   -  exchange distributions and/or secondary distributions;

   -  sales in the over-the-counter market;

   -  underwritten transactions;

   - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

   -  privately negotiated transactions.

      Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling shareholders against certain civil liabilities, including certain liabilities under the Securities Act.

      In connection with sales of the securities under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders also may sell securities short and deliver them to close our the short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

      The selling shareholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

      There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.